Exhibit 10.1

Career Education Corporation

Restricted Stock Grant

Cover Page to Restricted Stock Agreement
(Remainder of the Restricted Stock Agreement is attached hereto)

Name of Participant:
Grant Date:

•      Total Number of Shares of Restricted Stock Granted:

•      Percentage of Granted Shares which are
Time Based Only Vesting (“Time Vested Stock”):

•      Percentage of Granted Shares which are
Performance and Time Based Vesting (“Performance Vesting Stock”):

The Compensation Committee reserves the right, in its sole discretion, with respect to all or a portion of the Performance Vesting Stock, to determine that certain performance criteria (which criteria will be communicated during the 90-day period beginning on the Grant Date) have, or have not, been fully achieved.  If the Compensation Committee, in its sole discretion, determines that such performance criteria have not been fully achieved, then the Compensation Committee, in its sole discretion, but subject to the requirements of the Plan and the remainder of Restricted Stock Agreement, shall determine that all, a portion, or none of the Performance Vesting Stock may become Unrestricted Stock.  Any shares of Performance Vesting Stock which the Compensation Committee determines to not allow to become Unrestricted Stock shall, subject to the terms of the Plan and the remainder of the Restricted Stock Agreement, never become Unrestricted Stock.

This cover page is subject in all respects to the terms and provisions of the remainder of the Restricted Stock Agreement and the Plan (including, without limitation, any amendments thereto adopted at any time and from time to time unless such amendments are expressly intended not to apply to the grant of Restricted Stock hereunder), all of which terms and provisions are made a part of and incorporated into this cover page as if they were each expressly set forth herein.  Any capitalized term not defined in this cover page shall have the same meaning as is ascribed thereto under the remainder of the Restricted Stock Agreement or, if not defined therein, the Plan.  By executing below, the Participant hereby acknowledges, (a) receipt of a true copy of the remainder of the Restricted Stock Agreement, (b) that the Participant has read the remainder of the Restricted Stock Agreement carefully and fully understands its contents, (c) that the Participant has the right to request a copy of the Plan for review, and (d) regardless of whether the Participant has actually exercised his or her right to receive and review a copy of the Plan, that the Participant is bound by the terms of the Plan.  In the event of any conflict between the terms of this cover page and the terms of the Plan, the terms of the Plan shall control.

IN WITNESS WHEREOF, on the day and year first written above, the Company and the Participant have (1) executed this cover page, and (2) by executing this cover page, agreed to be bound by the rights and obligations afforded to the Company and the Participant, respectively, under the remainder of the Restricted Stock Agreement and the Plan, which remainder of the Restricted Stock Agreement and Plan shall be binding upon the Company and the Participant.

CAREER EDUCATION CORPORATION		PARTICIPANT

By:
John M. Larson, Chairman,
President, and Chief Executive Officer

Participant’s Address:

Please complete your address and then sign and return your signed original of this cover page to the Restricted Stock Agreement within 30 days using the enclosed self-addressed envelope to Janelle McGeeney at CEC corporate.  Please retain a copy of this cover page, the remainder of the Restricted Stock Agreement is for your records and does not need to be returned.

RESTRICTED STOCK AGREEMENT

THIS RESTRICTED STOCK AGREEMENT along with the cover page hereto (collectively, the “Agreement”), dated as of                              (the “Grant Date”), is entered into between Career Education Corporation, a Delaware corporation (the “Company”), and the person named as the Participant on the cover page hereto (the “Participant”).

WHEREAS, the Company desires, by affording the Participant an opportunity to receive shares of the Company’s Common Stock as hereinafter provided, to carry out the purposes of the Career Education Corporation 1998 Employee Incentive Compensation Plan, as amended (the “Plan”); and

WHEREAS, the Committee has duly made all determinations necessary or appropriate to the grants hereunder;

NOW, THEREFORE, in consideration of the above premises and the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto have agreed, and do hereby agree, as follows:

1.             Definitions.

For purposes of the Agreement, the definitions of capitalized terms contained in the Plan are hereby incorporated herein by reference, except to the extent that any term is specifically defined in this Agreement.

2.             Grant of Restricted Stock.

Subject to and upon the terms and conditions set forth in this Agreement, the Company hereby grants to Participant, as a matter of separate agreement and not in lieu of salary or any other compensation for services, that number of shares of Restricted Stock of the Company as set forth on the cover page hereto, effective as of the Grant Date, and the Participant hereby accepts the grant of Common Shares on a restricted basis, as set forth herein.

3.             Stock Certificates and Escrow.

Upon issuance, the certificates for Restricted Stock shall be held in escrow by the Company until, and to the extent, the Restricted Stock shall cease to be restricted and shall become non-forfeitable, and the Participant shall own such shares free of all restrictions otherwise imposed by this Agreement.  Restricted Stock, together with any assets or securities held in escrow hereunder, shall be (i) surrendered to the Company for cancellation upon forfeiture, if any, of such Restricted Stock by the Participant hereunder or (ii) subject to the provisions of Paragraph 5, released to the Participant to the extent the Restricted Stock are no longer subject to any of the restrictions otherwise imposed by this Agreement.

4.             Limitations on Transferability.

At any time prior to vesting in accordance with Paragraph 5, the Restricted Stock or any interest therein cannot be directly or indirectly transferred, sold, assigned, pledged, hypothecated, encumbered or otherwise disposed of.

5.             Dates of Vesting.

Subject to the provisions of Paragraphs 6 and 7 of this Agreement, the Restricted Stock shall cease to be restricted and shall become non-forfeitable (thereafter being referred to as “Unrestricted Stock”), (i) with respect to a designated portion of the Restricted Stock as set forth on the cover page hereto (the “Time Vested Stock”), on the date that is three years from the date of grant, and (ii) with respect to a designated portion of the Restricted Stock as set forth on the cover page hereto (the “Performance Vesting Stock”), on the three-year anniversary of the Grant Date, provided that the Compensation Committee has, previous to such three-year anniversary, determined in its sole and complete discretion that certain specified compliance performance criteria have been satisfied, but only to the extent and in the proportion that such compliance performance criteria have been determined by the Compensation Committee, in its sole and complete discretion, to have been satisfied; in each case provided that the Participant has been in the continuous employ of the Company and/or one of its subsidiaries from the Grant Date until the three-year anniversary of the Grant Date.  Any shares of Performance Vesting Stock which will never become Unrestricted Stock as a result of the determination of the Compensation Committee pursuant to this Paragraph 5 shall be forfeited by the Participant.  The Compensation Committee’s determination pursuant to this Paragraph 5 shall be final and binding upon the Participant.

6.             Termination of Employment.

Notwithstanding anything to the contrary in the Plan or in this Agreement, the provisions of this Paragraph 6 shall apply in the event the Participant incurs a Termination of Employment at any time prior to the date on which the Restricted Stock shall become Unrestricted Stock as set forth in Paragraph 5:

(a)           Should the Participant incur a Termination of Employment by reason of death or Disability at any time prior to the date on which the Restricted Stock shall cease to be restricted and shall become non-forfeitable as set forth in Paragraph 5, then all the shares of  Time Vested Stock immediately shall become Unrestricted Stock, and the Participant immediately shall own such shares free of all restrictions otherwise imposed by this Agreement.  If, at such time, the Compensation Committee has not yet made the determination required under Paragraph 5 hereof regarding the extent to which the Performance Vesting Stock shall be forfeited by the Participant, then all shares of the Performance Vesting Stock shall become Unrestricted Stock at such time and the Participant immediately shall own such shares free of all restrictions otherwise imposed by this Agreement.  If, however, at such time, the Compensation Committee has made the determination required under Paragraph 5 hereof regarding the extent to which the Performance Vesting Stock shall be forfeited by the Participant, then at such time, only those shares of Performance Vesting Stock which, pursuant to the determination of the Compensation Committee, would have eventually become Unrestricted Stock (assuming the satisfaction of the other requirements of Paragraph 5 hereof), shall become Unrestricted Stock, and the Participant immediately shall own such shares free of all restrictions otherwise imposed by this Agreement.

(b)           Should the Participant incur a Termination of Employment for any reason other than death or Disability, then the shares of Restricted Stock which have not previously become Unrestricted Stock as set forth in Paragraph 5 shall be forfeited immediately.

7.             Change in Control.

Notwithstanding anything to the contrary in the Plan or in this Agreement, in the event of a Change in Control at any time prior to the date on which the Restricted Stock shall become Unrestricted Stock as set forth in Paragraph 5, then all the shares of  Time Vested Stock immediately shall become Unrestricted Stock, and the Participant immediately shall own such shares free of all restrictions otherwise imposed by this Agreement.  If, at such time, the Compensation Committee has not yet made the determination required under Paragraph 5 hereof regarding the extent to which the Performance Vesting Stock shall be forfeited by the Participant, then all shares of the Performance Vesting Stock shall become Unrestricted Stock at such time and the Participant immediately shall own such shares free of all restrictions otherwise imposed by this Agreement.  If, however, at such time, the Compensation Committee has made the determination required under Paragraph 5 hereof regarding the extent to which the Performance Vesting Stock shall be forfeited by the Participant, then at such time, only those shares of Performance Vesting Stock which, pursuant to the determination of the Compensation Committee, would have eventually become Unrestricted Stock (assuming the satisfaction of the other requirements of Paragraph 5 hereof), shall become Unrestricted Stock, and the Participant immediately shall own such shares free of all restrictions otherwise imposed by this Agreement.

8.             Liability of Company.

The inability of Company to obtain approval from any regulatory body having authority deemed by the Company to be necessary to the lawful issuance and transfer of any Restricted Stock pursuant to this Agreement shall relieve the Company of any liability with respect to the non-issuance or transfer of the Restricted Stock as to which such approval shall not have been obtained. The Company, however, shall use its best efforts to obtain all such approvals.

9.             Adjustment in Restricted Stock.

The Committee may make or provide for such adjustments as provided for in Section 4.6 of the Plan.

10.           Plan.

Notwithstanding any other provision of this Agreement, the Restricted Stock is granted pursuant to the Plan, as shall be adopted by the Company, and is subject to all the terms and conditions of the Plan, as the same may be amended from time to time; provided, however, that no provision of the Plan shall deprive the Participant, without the Participant’s consent, of any of Participant’s rights under this Agreement.  Notwithstanding the foregoing, the Committee may amend the Plan or this Agreement without the Participant’s consent to the extent that the Committee deems it necessary or appropriate to comply with Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”) and any regulation promulgated, or guidance released, thereunder.

The reasonable interpretation and construction by the Committee of the Plan and this Agreement and such rules and regulations as may be adopted by the Committee for the purpose of administering the Plan, shall be final and binding upon the Participant.

11.           Stockholder Rights.

The Participant shall be entitled to receive any dividends that become payable on or after the Grant Date with respect to any Restricted Stock; provided, however, that no dividends shall be payable to, or for the benefit of, the Participant for Restricted Stock with respect to record dates occurring prior to the Grant Date, or with respect to record dates occurring on or after the date, if any, on which the Participant has forfeited such  Restricted Stock.  The Participant shall be entitled to vote the Restricted Stock on or after the Grant Date to the same extent as would have been applicable to the Participant if the Restricted Stock had then been fully vested and non-forfeitable; provided, however, that the Participant shall not be entitled to vote the Restricted Stock with respect to record dates for such voting rights occurring prior to the Grant Date, or with respect to record dates occurring on or after the date, if any, on which the Participant has forfeited the Restricted Stock.

12.           Employment Rights.

Nothing in this Agreement or in the Plan shall confer upon the Participant any right to continue in the employ of the Company (or any of its Affiliates) for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company (or any such Affiliate) or the Participant, which rights are hereby expressly reserved by each party, to Terminate the Employment of the Participant at any time for any reason whatsoever, with or without cause or give the Participant any right to participate in any employee welfare or benefit plan or other program (other than the Plan) of the Company or any of its Affiliates.

13.           Disclosure Rights.

The Company (or any Affiliate) shall not have any duty or obligation to disclose affirmatively to a record or beneficial holder of Common Shares, Restricted Stock or Unrestricted Stock, and such holder shall have no right to be advised of, any material information regarding the Company at any time prior to, upon or in connection with receipt of Restricted Stock.

14.           Governing Law.

The interpretation, performance, and enforcement of this Agreement shall be governed by and enforced in accordance with the laws of the State of Illinois (other than its laws respecting choice of law).

15.           Compliance with Laws and Regulations.

(a)           The issuance of Restricted Stock shall be subject to compliance by the Company and Participant with all applicable requirements of law relating thereto and with all applicable regulations of any stock exchange on which shares of the Company’s Stock may be listed at the time of such exercise and issuance.

(b)           In connection with the grant of Restricted Stock, the Participant shall execute and deliver to the Company such representations in writing as may be requested by the Company in order for it to comply with the applicable requirements of Federal and State securities laws.

16.           Successors and Assigns.

Except as otherwise expressly set forth in this Agreement, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the succeeding administrators, heirs, and legal representatives of the Participant and the successors and assigns of the Company.

17.           Changes in Company’s Capital Structure.

This Agreement shall not in any way affect the right of the Company to adjust, reclassify, reorganize or otherwise make changes in its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

18.           Notices.

Any notices, consents, or other communication required to be sent or given hereunder by any of the parties shall in every case be in writing and shall be deemed properly served if (a) delivered personally, (b) sent by registered or certified mail, in all such cases with first class postage prepaid, return receipt requested, (c) delivered to a nationally recognized overnight courier service or (d) sent by facsimile transmission (with a copy sent by first class mail) to the parties at the addresses set forth below:

If to the Company:               Career Education Corporation
2895 Greenspoint Pkwy.
Suite 600
Hoffman Estates, IL 60195
Attention: Janice Block

With a copy to:                    Career Education Corporation
2895 Greenspoint Pkwy.
Suite 600
Hoffman Estates, IL 60195
Attention:  Kenneth Zilch

If to the Participant, at the address set forth on the cover page hereto.

19.           Construction.

Notwithstanding any other provision of this Agreement, this Agreement and the Restricted Stock granted hereunder are made and granted pursuant to the Plan and are in all respects limited by and subject to the express provisions of the Plan, as amended from time to time. The reasonable interpretation and construction of the Plan, this Agreement and the Restricted Stock by the Committee, and such rules and regulations as may be adopted by the Committee for the purpose of administering the Plan, shall be final and binding upon the Participant (or any other person or persons holding the Restricted Stock).

20.           Entire Agreement.

This Agreement, together with the Plan, constitute the entire obligation of the parties hereto with respect to the subject matter hereof and shall supersede any prior expressions of intent or understanding with respect to this transaction.

21.           Amendment.

Any amendment to this Agreement shall be in writing and signed by the Company and the Participant.

22.           Waiver; Cumulative Rights.

The failure or delay of either party to require performance by the other party of any provision hereof shall not affect its right to require performance of such provision unless and until such performance has been waived in writing.  Each and every right hereunder is cumulative and may be exercised in part or in whole from time to time.

23.           Counterparts.

This Agreement (including the cover page hereto) may be signed in two counterparts, each of which shall be an original, but both of which shall constitute but one and the same instrument.

24.           Headings.

The headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

25.           Severability.

If any provision of this Agreement shall for any reason be held to be invalid or unenforceable, such invalidity or unenforceability shall not effect any other provision hereof, and this Agreement shall be construed as if such invalid or unenforceable provision were omitted.

26.           Tax Consequences.

The Participant acknowledges and agrees that he is responsible for the tax consequences with respect to the grant of the Restricted Stock or the lapse of restrictions otherwise imposed by this Agreement.  The Participant further acknowledges that it is the Participant’s responsibility to obtain any advice that the Participant deems necessary or appropriate with respect to any and all tax matters that may exist as a result of the grant of Restricted Stock or the lapse of restrictions otherwise imposed by this Agreement.  Notwithstanding any other provision of this Agreement, the Restricted Stock, together with any other assets or securities held in escrow hereunder, shall not be released to the Participant unless, as provided in Section 13.6(c) of the Plan, the Participant shall have paid to the Company, or made arrangements satisfactory to the Company regarding the payment of, any Federal, state, local or foreign taxes of any kind required by law to be withheld with respect to the grant of the Restricted Stock or the lapse of restrictions otherwise imposed by this Agreement.

IN WITNESS WHEREOF, the parties hereto have acknowledged their rights and obligations under this Restricted Stock Agreement as of the day and year first above written, by signing the cover page hereto.